UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2021

GENIUS BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-37950 (Commission File Number)	20-4118216 (IRS Employer Identification No.)
190 N. Canon Drive, 4th Fl. Beverly Hills, CA (Address of principal executive offices)		90210 (Zip Code)

Registrant’s telephone number, including area code: (310) 273-4222

___________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNUS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2021, the board of directors of Genius Brands International, Inc. (the “Company”) appointed Zrinka Dekic as the Company’s Chief Financial Officer and Head of Strategy and Mergers and Acquisitions and she will serve as the Company’s principal financial officer and principal accounting officer. Ms. Dekic replaces its existing Chief Financial Officer and principal financial officer and principal accounting officer, Robert Denton, who will remain employed by the Company as its Executive Vice President, Finance and Accounting. On December 13, 2021, the Company entered into an Employment Agreement (the “Employment Agreement”) with Ms. Dekic to serve as the Company’s Chief Financial Officer, effective as of December 13, 2021 (the “Effective Date”).

Ms. Dekic, age 45, has served as Vice President in Technology, Media & Telecom (TMT) investment banking group at Houlihan Lokey between April 2019 until July 2020. Previously, she served as Manager in Strategic Planning and Business Development at The Walt Disney Studios between June 2013 and March 2019.

Pursuant to the Employment Agreement, Ms. Dekic will commence her employment with the Company on the Effective Date as its Chief Financial Officer and Head of Strategy and Mergers and Acquisitions. The Employment Agreement is for a term of two years, with an option for a one year extension subject to the written agreement of the parties (the “Term”). During the Term, the Company shall pay Ms. Dekic: (a) a base salary of $380,000 for the first year of service, to be paid as (i) a lump sum base salary advance in the amount of $80,000 within ten days of the Effective Date and (ii) a $300,000 base salary beginning on the Effective Date and concluding on the first anniversary thereof, (b) a base salary of $405,000 beginning on the first anniversary of the Effective Date and concluding on the second anniversary thereof, and (c) a base salary of $425,000 beginning on the second anniversary of the Effective Date and concluding on the third anniversary thereof.

During the Term, Ms. Dekic will be eligible to receive a discretionary bonus with a target of 25% of her base salary for each fiscal year, prorated for any period of service less than one year. The discretionary bonus, if any, shall be determined by the Company, in its sole discretion, based on Ms. Dekic’s performance (including but not limited to her performance against revenue and profit targets) and that of the Company and its affiliates and such other criteria as the compensation committee of the board of directors may consider in its sole discretion.

In addition, Ms. Dekic will also be eligible to participate in the Genius Brands International, Inc. 2020 Incentive Plan (the “Plan”), which provides for the grant of stock options and restricted stock units. In connection with such appointment as Chief Financial Officer, Ms. Dekic was granted stock options under the Plan to purchase 250,000 shares of common stock of the Company, at an exercise price of $1.20 per share, the closing sale price of the Company’s common stock on December 9, 2021. The stock options shall vest in equal annual installments over 3 years commencing from December 13, 2021 and are governed by the Plan and the terms of a Stock Option Grant Notice and Stock Option Grant Agreement dated December 9, 2021 (collectively, the “Stock Option Grant Agreement”).

Ms. Dekic’s employment may be terminated either (i) upon the end of the Term, (ii) upon an event of voluntary retirement, death or disability, (iii) at any time by the Company for “Cause” (as defined in the Employment Agreement) or (iv) at any time by the Company without “Cause” or by Ms. Dekic “for Good Reason” (as defined in the Stock Option Award Agreement). In the event Ms. Dekic’s employment terminates due to her death or retirement, in addition to accrued amounts, she is entitled to receive any unpaid annual bonus for the fiscal year preceding the fiscal year in which such termination occurs. In the event Ms. Dekic’s employment terminates due to her permanent disability, in addition to accrued amounts, she is entitled to receive (i) any unpaid annual bonus for the fiscal year preceding the fiscal year in which such termination occurs, and (ii) two monthly payments equal to the amount, if any, of her monthly base salary in excess of any disability benefits being received by Ms. Dekic.

Upon termination of Ms. Dekic’s employment by the Company without “Cause” or by Ms. Dekic for “Good Reason”, the Company shall pay to Ms. Dekic (i) any base salary earned but unpaid through the date of termination, (ii) any bonus for the fiscal year preceding the year of termination that was earned but unpaid, payable at such time as bonuses are payable to similarly situated Company employees but in all events prior to December 31 of the year in which the termination occurs, (iii) reimbursement of any reasonable expenses incurred by her in the performance of her duties hereunder, and (iv) severance in an amount equal to her base salary, payable in equal monthly installments beginning ten days after she signs, and does not revoke, an employee release of claims provided by the Company.

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Upon the termination or expiration of Ms. Dekic’s employment with the Company and for a period of three years thereafter, certain amounts paid to Ms. Dekic, including any discretionary bonus and stock based compensation, but excluding her base salary and reimbursement of certain expenses, will be subject to the Company’s clawback right upon the occurrence of certain events which are adverse to the Company, including a restatement of financial statements.

Under the Employment Agreement, Ms. Dekic is also subject to confidentiality, non-competition and non-solicitation provisions and has agreed not to compete with the Company during the term of her employment and for a period of twelve months following the termination of her employment.

The foregoing descriptions of the Employment Agreement and Stock Option Grant Agreement are summaries of the material terms thereof and are qualified in their entirety by the complete text of each such agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

There are no transactions to which the Company is a party and in which Ms. Dekic has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Ms. Dekic has not previously held any positions with the Company and has no family relationship with any directors or executive officers of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 13, 2021, by and between Genius Brands International, Inc. and Zrinka Dekic
10.2	Stock Option Grant Notice and Stock Option Grant Agreement between Genius Brands International, Inc. and Zrinka Dekic dated December 9, 2021
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: December 14, 2021	By:	/s/ Andy Heyward
Name: Andy Heyward
Title: Chief Executive Officer

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